UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   May 30, 2007

FORCE PROTECTION, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-33253	84-1383888
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9801 Highway 78, Building No. 1, Ladson, SC		29456
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code   (843) 740-7015

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01   OTHER EVENTS.

On May 30, 2007, the U.S. Marine Corps awarded a Delivery Order under Contract Agreement No. M67854-07-D-5006 for 14 Mine Resistant Ambush Protected (MRAP) Category III Buffalo vehicles for consideration of approximately $11,991,406. We intend to manufacture the vehicles in Ladson, SC.  We expect to complete the contract in the Spring of 2008.

The foregoing description of the terms and conditions of the Contract Agreement is qualified in its entirety by, and made subject to, the more complete information set forth in the Contract Agreement, filed as Exhibit 10.1 to Form 8-K filed November 14, 2006.

This  report  contains  forward-looking  statements  that  involve risks and uncertainties, including, without limitation, statements  concerning  our  business  and possible or assumed future results of operations.  We  generally  use  words  such  as  “believe,”  “may,” “could,” “will,”  “intend,”  “expect,”  “anticipate,”  “plan,” and similar expressions to identify  forward-looking  statements.  You should not place undue reliance on these forward-looking statements.  Our actual results could differ materially from those anticipated in the  forward-looking  statements  for  many  reasons  including:  our ability to raise capital when necessary; availability of parts and raw materials for our products; continued customer acceptance of our products; ongoing success of our research and development efforts;  competition  in  our  markets  and industry segments; greater than expected costs; and other risks and uncertainties as may be detailed from  time  to  time  in  our  public announcements and SEC filings. Although we believe  the  expectations  reflected  in  the  forward-looking  statements  are reasonable,  they  relate  only to events as of the date on which the statements are  made,  and  our  future  results,  levels  of  activity,  performance  or achievements may not meet these expectations.  We do not intend to update any of the  forward-looking statements after the date of this document to conform these statements  to  actual  results  or  to  changes  in our expectations, except as required  by  law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Force Protection, Inc.
(Registrant)

Date	June 5, 2007
		By:	/s/ Gordon McGilton
Gordon McGilton
Chief Executive Officer